UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange At of 1934


                Date of report (Date of earliest event reported):
                                 April 11, 2005

                      NORTH ATLANTIC HOLDING COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

          333-115587                               20-0709285
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     (Commission File Number)             (IRS Employer Identification No.)

        257 Park Avenue South
           New York, New York                         10010-7304
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  (Address of Principal Executive Offices)            (Zip Code)

                                 (212) 253-8185
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

(a)      Employment Agreement

On April 11, 2005, the respective boards of directors of North Atlantic Holding Company, Inc. ("NAHC"), its subsidiary North Atlantic Trading Company, Inc. ("NATC") and each of their respective subsidiaries (collectively, the "Companies") appointed Brian Harriss Senior Vice President and Chief Financial Officer of each of the Companies pursuant to an employment agreement dated March 10, 2005 between NATC and Mr. Harriss (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Harriss will: (1) earn an annual base salary of $315,000 and be eligible for a management bonus with a target set at 50% of annual base salary; (2) receive a grant to purchase 10,000 shares of NAHC's common stock at an exercise price of not more than $62 per share and upon substantially similar terms and conditions to NAHC's 2002 Share Incentive Plan, vesting in four equal installments on the first four anniversaries of commencement of employment; (3) receive 4 weeks paid vacation; (4) receive a car allowance of $500 per month; and (5) be eligible to join the Companies' group benefit plans. Subject to being employed for at least six months, upon a termination without "cause" (as defined in the Employment Agreement), Mr. Harriss will be paid an amount equal to his then current annual base salary over 12 months. Additionally, Mr. Harriss will also receive any earned management bonus which he was awarded for the prior year's employment. Mr. Harriss will retain any vested stock options, but will forfeit all unvested stock options, and for a period of up to 12 months, the Companies will continue to pay certain group health benefits for Mr. Harriss. As a condition to receiving severance, Mr. Harriss is required to demonstrate reasonable efforts to search for other employment, and if he obtains other employment, the severance will be reduced by his new salary. The Employment Agreement contains certain other customary terms and conditions, including certain restrictive covenants proscribing competition with the Companies for a period of time after employment therewith. A copy of the press release announcing the appointment of Mr. Harriss as Chief Financial Officer of the Companies and a copy of the Employment Agreement are attached as Exhibits 99.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b)      Letter Agreement

On April 11, 2005, the Companies entered into an agreement (the "Amended Letter Agreement") with the management consulting firm of Alvarez & Marsal, LLC ("A&M") which amends and restates the letter agreement with A&M dated January 19, 2005. The Amended Letter Agreement provides for A&M, among other things, to assist with the development and implementation of cost reduction and performance improvement opportunities, and to make available to the Companies the services of (i) Douglas P. Rosefsky, a managing director of A&M, which services will include serving as President and Chief Executive Officer of the Companies, (ii) an additional A&M professional as an assistant to Mr. Rosefsky and as Director-Finance of the Companies (the "Additional Professional"), and (iii) such other personnel as the parties agree to assist in the engagement.


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
Under the terms of the Amended Letter Agreement, the Companies will pay $100,000 per month to A&M for the services of Mr. Rosefsky, $50,000 per month for the services of the Additional Professional and amounts at specified hourly rates for other personnel (all of the foregoing discounted by 20% from and after the date of the Amended Letter Agreement). The Companies will also compensate A&M for certain reasonable out-of-pocket expenses. Further, the Companies are obligated to pay a cash incentive fee to A&M upon the closing of the refinancing of NATC's existing revolving credit facility, equal to 0.5% of the total commitment amount of the refinancing (reduced by $50,000 per month for the period between the date of the Amended Letter Agreement and the closing of the refinancing, prorated for the actual number of days in the period). A&M is also entitled to a fee based on improvement in the Companies' financial performance as measured against the Companies' 2005 Business Plan, to be paid upon the termination of the engagement (together with the fee referred to in the preceding sentence, the "Incentive Fees"). One portion of the fee will be a specified percentage of the sustainable annualized EBITDAR Improvement (as defined in the Amended Letter Agreement), and the other portion of the fee will be in an amount to be determined by the boards of directors of the Companies in their reasonable judgment for significant and sustainable improvement in working capital investment and management, in each case as measured against the Companies' 2005 Business Plan.

The Amended Letter Agreement may be terminated by either party without cause upon thirty days' written notice to the other party. Upon termination by the Companies without Cause or by A&M for Good Reason (each as defined in the Amended Letter Agreement), A&M will be entitled to receive one or both of the Incentive Fees if the applicable events occur within six months of termination. The Companies may immediately terminate A&M's services at any time for Cause upon written notice, and the Companies will be relieved of all of their payment obligations under the Amended Letter Agreement, except for the payment of fees and expenses through the effective date of termination and their indemnification obligations set forth in the Amended Letter Agreement.

The Companies have agreed in the Amended Letter Agreement to indemnify Mr. Rosefsky and the Additional Professional to the same extent as the most favorable indemnification it extends to any of its officers or directors. In addition, the Companies have agreed, pursuant to an indemnification agreement dated January 19, 2005, to indemnify A&M and its agents against losses in connection with A&M's performance under the Amended Letter Agreement.

A copy of the press release announcing the appointment of Mr. Rosefsky as Chief Executive Officer of the Companies and a copy of the Amended Letter Agreement are attached as Exhibits 99.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01 above, effective April 11, 2005, Douglas Rosefsky, who served as Chief Financial Officer of the Companies since January 19, 2005, has been appointed President and Chief Executive Officer of the Companies, replacing Thomas F. Helms, Jr. in such capacities, and Mr. Brian Harriss has been


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
appointed Senior Vice President and Chief Financial Officer of the Companies. Mr. Helms will continue as an executive Chairman and a full-time employee of each of the Companies, focusing on the Companies' general business strategies, strategic alliances, joint ventures, acquisitions and licensing arrangements.

Mr. Rosefsky (age 36) is a Managing Director of Alvarez & Marsal, LLC. Mr. Rosefsky became a Director of Alvarez & Marsal in November 2000, and a Managing Director in September 2003. Mr. Rosefsky has worked in a variety of management and advisory services roles in several industries, most recently, from November 2003 until August 2004, as an advisor and Chief Executive Officer of DLT Solutions, Inc., a leading technology solutions provider to the government with $300 million in annual revenues. From January 2003 to August 2003, Mr. Rosefsky acted as Chief Restructuring Officer and Chief Financial Officer of Kleinert's Buster Brown, a leading designer, manufacturer and retailer of children's apparel. From April 2001 until January 2003, Mr. Rosefsky served as Senior Vice President - Finance and Co-Head of International of Warnaco Inc., a global retail and apparel company based in New York. From January 2001 until August 2001, Mr. Rosefsky served as Financial Advisor, Communications Corporation of America, and between January 2000 and December 2000, as Vice President - Finance of Charter Behavioral Health Corporation. Mr. Rosefsky formerly held positions at JP Morgan Chase (Chase Securities, Inc.), Hoffman-La Roche, and Andersen Consulting.

Mr. Harriss (age 56) was an independent financial consultant from March 2004 to March 2005. He was employed with Hanover Direct, Inc., a catalogue and e-commerce company, from June 1999 to February 2004. Mr. Harriss acted as Executive Vice President, Finance and Administration from December 2003 until February 2004, Executive Vice President, Human Resources and Legal from November 2002 until December 2003, Executive Advisor to the Chairman from February 2002 until November 2002, Executive Vice President and Chief Financial Officer from February 2001 until February 2002 and Senior Vice President, Chief Financial Officer from June 1999 until February 2001, with Hanover Direct, Inc. Prior to joining Hanover Direct, Inc., Mr Harriss served in various senior finance, planning and business development positions at a number of market-leading consumer products and direct marketing companies, including PepsiCo., Inc., Cadbury Schweppes P.L.C. and The Readers' Digest, Inc.

In connection with Mr. Harriss' appointment as Senior Vice President and Chief Financial Officer of the Companies, NATC entered into the Employment Agreement with Mr. Harriss, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K. Mr. Rosefsky has been appointed President and Chief Executive Officer of the Companies pursuant to the Amended Letter Agreement with A&M, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K. A copy of the press release announcing the changes in officerships set forth in this Item 5.02, a copy of the Employment Agreement and a copy of the Amended Letter Agreement are attached as Exhibits 99.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Other than the Amended Letter Agreement, there is no arrangement or understanding pursuant to which Mr. Rosefsky was appointed to his position as President and Chief Executive Officer of the Companies, and there are no transactions or proposed transactions to which any Company is a party and in which Mr. Rosefsky has or will have a material interest. Mr. Rosefsky does not has a family relationship with any director or executive officer of the Companies.


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
Other than the Employment Agreement, there is no arrangement or understanding pursuant to which Mr. Harriss was appointed to his position as Senior Vice President and Chief Financial Officer of the Companies, and there are no transactions or proposed transactions to which any Company is a party and in which Mr. Harriss has or will have a material interest. Mr. Harriss does not has a family relationship with any director or executive officer of the Companies.

Item 9.01     Financial Statement and Exhibits.

(c) Exhibits.

         10.1 Employment Agreement, dated March 10, 2005, between North Atlantic Trading Company, Inc. and Brian Harriss

         10.2 Amended Letter Agreement, dated April 11, 2005, between Alvarez & Marsal, LLC, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and their respective subsidiaries

         99.1       Press release, dated April 12, 2005





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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH ATLANTIC HOLDING COMPANY, INC.


                                       By:      /s/ Douglas P. Rosefsky
                                                --------------------------------
                                       Name:    Douglas P. Rosefsky
                                       Title:   President

Date: April 14, 2005




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
                                  EXHIBIT INDEX

          No.       Description
          ---       -----------

         10.1 Employment Agreement, dated March 10, 2005, between North Atlantic Trading Company, Inc. and Brian Harriss.

         10.2 Amended Letter Agreement, dated April 11, 2005, between Alvarez & Marsal, LLC, North Atlantic Trading Company, Inc., North Atlantic Holding Company, Inc. and their respective subsidiaries

         99.1       Press release, dated April 12, 2005







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